Exhibit 4.1

DEPOSIT AGREEMENT

among

TEXTAINER GROUP HOLDINGS LIMITED

and

COMPUTERSHARE TRUST COMPANY, N.A.

and

COMPUTERSHARE INC.,

jointly as Depositary

and

the Holders from time to time of Receipts issued hereunder

Relating to the Issuer’s Receipts, Depositary Shares and Related

6.250% Series B Cumulative Redeemable Perpetual Preference Shares

Dated as of August 23, 2021

DEPOSIT AGREEMENT

DEPOSIT AGREEMENT, dated as of August 23, 2021, among (i) TEXTAINER GROUP HOLDINGS LIMITED, a Bermuda exempted company limited by shares (the “Company”), (ii) COMPUTERSHARE INC., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary, COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company and national banking association (the “Trust Company”), jointly as Depositary (as hereinafter defined), and (iii) the Holders from time to time of the Receipts described herein.

WHEREAS, the Company desires to appoint Trust Company and Computershare jointly as Depositary, and Computershare as processor of all payments received or made by the Company under the Deposit Agreement;

WHEREAS, Trust Company and Computershare desire to accept such respective appointments and perform the services related to such appointments;

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Series B Preference Shares (as hereinafter defined) from time to time with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares in respect of the Series B Preference Shares so deposited; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions.

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

“Certificate of Designations” shall mean the certificate of designations, adopted by the Board of Directors of the Company or a duly authorized committee thereof, establishing and setting forth the rights, preferences and privileges of the Series B Preference Shares, attached hereto as Exhibit B, and as such certificate may be amended or restated from time to time.

“Deposit Agreement” shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall mean Computershare and the Trust Company, acting jointly, and any successor as Depositary hereunder.

“Depositary Shares” shall mean the depositary shares, each representing one one-thousandth of one share of the Series B Preference Shares, evidenced by a Receipt.

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.5.

“Depositary’s Office” shall mean the office or offices of the Depositary designated for the purposes contemplated herein, which, initially, shall be at the address of the Depositary set forth in Section 7.4.

“DTC” shall mean The Depository Trust Company.

“Officer’s Certificate” means a certificate in substantially the form set forth as Exhibit C hereto, which is signed by an officer of the Company and which shall include the terms and conditions of the Series B Preference Shares to be issued by the Company and deposited with the Depositary from time to time in accordance with the terms hereof.

“Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in definitive or temporary form, and evidencing the number of Depositary Shares with respect to the Series B Preference Shares held of record by the Record Holder of such Depositary Shares.

“Record Holder” or “Holder” as applied to a Receipt shall mean the person in whose name such Receipt is registered on the books of the Depositary maintained for such purpose.

“Registrar” shall mean Computershare or such other successor bank or trust company which shall be appointed by the Company to register ownership and transfers of the Receipts and Series B Preference Shares deposited with the Depositary hereunder as herein provided and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by Computershare shall be deemed, as applicable, to refer as well to the register maintained by such Registrar for such purpose.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Series B Preference Shares” shall mean the shares of the Company’s 6.250% Series B Cumulative Redeemable Perpetual Preference Shares, $0.01 par value, with a liquidation preference of $25,000 per share, designated in the Certificate of Designations and described in the Officer’s Certificate delivered pursuant to Section 2.2 hereof.

“Underwriting Agreement” shall mean that certain Underwriting Agreement, dated August 16, 2021, between the Company and RBC Capital Markets, LLC, UBS Securities LLC, Keefe, Bruyette & Woods, Inc., and B. Riley Securities, Inc., as representatives of the several underwriters named in Schedule A thereto.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF SERIES B PREFERENCE SHARES, EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF RECEIPTS

Section 2.1 Form and Transfer of Receipts.

The definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided and shall be engraved or otherwise prepared so as to comply with applicable rules of the New York Stock Exchange, Inc. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company, delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the penultimate paragraph of Section 2.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company’s expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement as definitive Receipts.

Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually or by the facsimile signature of a duly authorized officer of the Depositary. If a Registrar for the Receipts (other than the Depositary) shall have been appointed, Receipts shall be countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

Receipts shall be in denominations of any number of whole Depositary Shares.

Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement all as may be required by the Depositary and approved by the Company or which the Company has determined are required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Series B Preference Shares, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject, in each case as directed by the Company.

Title to any Receipt and Depositary Shares evidenced by such Receipt which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions, to exercise any conversion or voting rights or to receive any notice provided for in this Deposit Agreement and for all other purposes.

Notwithstanding the foregoing, upon request by the Company, the Depositary and the Company will make application to DTC for acceptance of all of the Receipts for its book-entry settlement system. In connection with such request, the Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares to be traded on the New York Stock Exchange (“NYSE”) or another nationally recognized U.S. securities exchange with book-entry settlement through DTC shall be represented by a single receipt (the “DTC Receipt”), which shall be deposited with DTC (or its custodian) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially expected to be Cede & Co.). The Depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt or (ii) institutions that have accounts with DTC.

If issued, the DTC Receipt shall be exchangeable for definitive Receipts only if (i) DTC notifies the Company at any time that it is unwilling or unable to continue to make its book-entry settlement system available for the Receipts and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) DTC notifies the Company at any time that it has ceased to be a clearing agency registered under applicable law and a successor to DTC is not appointed by the Company within 90 days of the date the Company is so informed in writing or (iii) the Company executes and delivers to DTC a notice to the effect that such DTC Receipt shall be so exchangeable. If the beneficial owners of interests in Depositary Shares are entitled to exchange such interests for definitive Receipts as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such beneficial interests may be so exchanged, the Depositary is hereby directed to and shall provide written instructions to DTC to deliver to the Depositary for cancellation the DTC Receipt, and the Company shall instruct the Depositary in writing to execute and deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares. The DTC Receipt shall be in such form and shall bear such legend or legends as may be appropriate or required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system.

Notwithstanding any other provision herein to the contrary, if the Receipts are at any time eligible for book-entry settlement through DTC, delivery of Series B Preference Shares and other property in connection with the withdrawal or redemption of Depositary Shares will be made through DTC and in accordance with its procedures, unless the holder of the relevant Receipt otherwise requests and such request is reasonably acceptable to the Depositary and the Company.

Section 2.2 Deposit of Series B Preference Shares; Execution and Delivery of Receipts in Respect Thereof.

Subject to the terms and conditions of this Deposit Agreement, the Company may from time to time deposit shares of Series B Preference Shares under this Deposit Agreement by delivery to the Depositary of such shares of Series B Preference Shares, including via electronic book-entry, for such Series B Preference Shares to be deposited (or in such other manner as may be agreed to by the Company and the Depositary), properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and an executed Officer’s Certificate attaching the Certificate of Designations and all other information required to be set forth therein, and together with a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited Series B Preference Shares. Each Officer’s Certificate delivered to the Depositary in accordance with the terms of this Deposit Agreement shall be deemed to be incorporated into this Deposit Agreement and shall be binding on the Company, the Depositary and the Holders of Receipts to which such Officer’s Certificate relates.

The Series B Preference Shares that are deposited shall be held by the Depositary in an account to be established by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine. As registrar and transfer agent for the deposited Series B Preference Shares, Computershare will reflect changes in the number of shares of deposited Series B Preference Shares held by it by notation, book-entry or other appropriate method. The Depositary shall not lend any Series B Preference Shares deposited hereunder.

Upon receipt by the Depositary of Series B Preference Shares deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Series B Preference Shares on the books of the Company (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the Series B Preference Shares so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office.

The Company shall cause to be provided an opinion of counsel prior to the date hereof to set up reserve of Depositary Shares and related to the Series B Preference Shares. The opinion shall state that: (1) the Depositary Shares and the Series B Preference Shares have been registered under the Securities Act; and (2) when the Depositary Shares are issued and delivered against payment therefor as provided in the Underwriting Agreement, the Series B Preference Shares and the Depositary Shares will be duly and validly issued and fully paid and non-assessable.

Section 2.3 Registration of Transfer of Receipts.

Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder, properly endorsed or accompanied by a properly executed instrument of transfer and including a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other evidence of authority that may be reasonably required by the Depositary. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

Section 2.4 Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Series B Preference Shares.

Upon surrender of a Receipt or Receipts at the Depositary’s Office for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered.

Any Holder of a Receipt or Receipts may withdraw the number of whole shares of Series B Preference Shares and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary’s Office. Thereafter, without unreasonable delay, the Depositary shall deliver to such Holder, or to the person or persons designated by such Holder as hereinafter provided, the number of whole shares of Series B Preference Shares and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but Holders of such whole shares of Series B Preference Shares will not thereafter be entitled to deposit such Series B Preference Shares hereunder or to receive a Receipt evidencing Depositary Shares therefor. If a Receipt delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Series B Preference Shares, the Depositary shall at the same time, in addition to such number of whole shares of Series B Preference Shares and such money and other property, if any, to be so withdrawn, deliver to such Holder, or subject to Section 2.3 upon his order, a new Receipt evidencing such excess number of Depositary Shares.

In no event will fractional shares of Series B Preference Shares (or any cash payment in lieu thereof) be delivered by the Depositary. Delivery of the Series B Preference Shares and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

If the Series B Preference Shares and the money and other property, if any, being withdrawn are to be delivered to a person or persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such Series B Preference Shares, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of Series B Preference Shares be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of the Series B Preference Shares and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary’s Office.

Section 2.5 Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the Holder of a Receipt pursuant to Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature (which evidence will include a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association), and any other reasonable evidence of authority that may be required by the Depositary, and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement and/or applicable law.

The deposit of the Series B Preference Shares may be refused, the delivery of Receipts against Series B Preference Shares may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of shareholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

Section 2.6 Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the Holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the Holder thereof furnishing of the Depositary with an affidavit and an indemnity or bond reasonably satisfactory to the Depositary. Such Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Depositary may prescribe and as required by Section 8-405 of the Uniform Commercial Code in effect in the State of New York.

Section 2.7 Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled.

Section 2.8 Redemption of Series B Preference Shares.

Whenever the Company shall be permitted and shall elect to redeem shares of Series B Preference Shares in accordance with the terms of the Certificate of Designations, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary, not less than 35 days (unless otherwise agreed by the Depositary) and not more than 60 days prior to the Redemption Date (as defined below), notice of the date of such proposed redemption of Series B Preference Shares and of the number of such shares held by the Depositary to be so redeemed and the applicable redemption price, which notice shall be accompanied by a certificate from the Company stating that such redemption of Series B Preference Shares is in accordance with the provisions of the Certificate of Designations. On the date of such redemption, provided that the Company shall then have paid or caused to be paid in full to the Depositary the Redemption Price (as such term is defined in the Certificate of Designations) of the Series B Preference Shares to be redeemed, in accordance with the provisions of the Certificate of Designations, the Depositary shall redeem the number of Depositary Shares representing such Series B Preference Shares. Notice of the Company’s redemption of Series B Preference Shares and the proposed simultaneous redemption of the number of Depositary Shares representing the Series B Preference Shares to be redeemed shall be (1) mailed by first-class mail, postage prepaid, at the respective last addresses as they appear on the records of the Depositary, or (2) transmitted by such other method approved by the Depositary, in its reasonable discretion, in either case not less than 30 days and not more than 60 days prior to the date fixed for redemption of such Series B Preference Shares and Depositary Shares (the “Redemption Date”), to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed; but neither failure to mail or transmit any such notice of redemption of Depositary Shares to one or more such Holders nor any defect in any notice of redemption of Depositary Shares to one or more such Holders shall affect the sufficiency of the proceedings for redemption as to the other Holders. Each such notice shall be prepared by the Company and shall state: (i) the Redemption Date; (ii) the number of Depositary Shares to be redeemed and, if less than all the Depositary Shares held by any such Holder are to be redeemed, the number of such Depositary Shares held by such Holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing such Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Series B Preference Shares represented by such Depositary Shares to be redeemed will cease to accrue on such Redemption Date. In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected either pro rata or by lot or in such other manner as the Board of Directors of the Company or any duly authorized committee of the Board of Directors of the Company may determine to be fair and equitable (provided that, if the Depositary Shares are held in book-entry form through DTC, the Depositary Shares to be redeemed shall be selected in accordance with DTC procedures).

Notice having been mailed or transmitted by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to provide the funds necessary to redeem the Series B Preference Shares evidenced by the Depositary Shares called for redemption) (i) dividends on the shares of Series B Preference Shares so called for Redemption shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the Holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to one one-thousandth of the Redemption Price (as such term is defined in the Certificate of Designations) per share of Series B Preference Shares so redeemed plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have been declared on the shares of Series B Preference Shares to be so redeemed and have not theretofore been paid.

If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the Holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

ARTICLE III

CERTAIN OBLIGATIONS OF

HOLDERS OF RECEIPTS AND THE COMPANY

Section 3.1 Filing Proofs, Certificates and Other Information.

Any Holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of the Series B Preference Shares represented by the Depositary Shares and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.2 Payment of Taxes or Other Governmental Charges.

Holders of Receipts shall be obligated to make payments to Computershare of certain charges and expenses, as provided in Section 5.7. Registration of transfer of any Receipt or any withdrawal of Series B Preference Shares and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Series B Preference Shares or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting by reasonable means to notify such Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the Holder of such Receipt remaining liable for any deficiency.

Section 3.3 Warranty as to Series B Preference Shares.

The Company hereby represents and warrants that the Series B Preference Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Series B Preference Shares and the issuance of the related Receipts.

Section 3.4 Warranty as to Receipts.

The Company hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Series B Preference Shares. Such representation and warranty shall survive the deposit of the Series B Preference Shares and the issuance of the Receipts.

ARTICLE IV

THE DEPOSITED SECURITIES; NOTICES

Section 4.1 Cash Distributions.

Whenever Computershare shall receive any cash dividend or other cash distribution on the Series B Preference Shares, Computershare shall, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Company or Computershare shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Series B Preference Shares an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. Computershare shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by Computershare (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by Computershare for distribution to Record Holders of Receipts then outstanding. Each Holder of a Receipt shall provide Computershare with its certified tax identification number on a properly completed Form W-8 or W-9, as may be applicable. Each Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by Computershare of a portion of any of the distributions to be made hereunder.

All funds received by Computershare under this Deposit Agreement that are to be distributed or applied by Computershare in the performance of services (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to this Deposit Agreement, Computershare may hold or invest the Funds through such accounts in: (i) obligations of, or guaranteed by, the United States of America, (ii) commercial paper obligations rated A-1 or P-1 or better by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively, (iii) money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, as amended, or (iv) demand deposit accounts, short term certificates of deposit, bank repurchase agreements or bankers’ acceptances, of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). Computershare shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. Computershare shall not be obligated to pay such interest, dividends or earnings to the Company, any holder or any other party.

Section 4.2 Distributions Other than Cash, Rights, Preferences or Privileges.

Whenever the Depositary shall receive any distribution other than cash, rights, preferences or privileges upon the Series B Preference Shares, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the Holders of Receipts unless the Company shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

Section 4.3 Subscription Rights, Preferences or Privileges.

If the Company shall at any time offer or cause to be offered to the persons in whose names the Series B Preference Shares are recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the Record Holders of Receipts in such manner as the Company shall direct and the Depositary shall agree, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Company in its discretion with the acknowledgement of the Depositary; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Company determines that it is not lawful or (after consultation with the Depositary) not feasible to make such rights, preferences or privileges available to Holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Company, in its discretion (with acknowledgement of the Depositary, in any case where the Company has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

The Company shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Company agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Company shall have provided to the Depositary an opinion of counsel to the effect that the offering and sale of such securities to the Holders are exempt from registration under the provisions of the Securities Act.

The Company shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, and the Company agrees with the Depositary that the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

Section 4.4 Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Series B Preference Shares, or whenever the Depositary shall receive notice of any meeting at which holders of the Series B Preference Shares are entitled to vote or of which holders of the Series B Preference Shares are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to or otherwise in accordance with the terms of the Series B Preference Shares) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

Section 4.5 Voting Rights.

Subject to the provisions of the Certificate of Designations, upon receipt of notice of any meeting at which the holders of the Series B Preference Shares are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail or transmit by such other method approved by the Depositary, in its reasonable discretion, to the Record Holders of Receipts a notice prepared by the Company which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the Holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Series B Preference Shares represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the Holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Series B Preference Shares represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. To the extent any such instructions request the voting of a fractional interest of a deposited share of Series B Preference Shares, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. The Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Series B Preference Shares or cause such Series B Preference Shares to be voted. In the absence of specific instructions from Holders of Receipts, the Depositary will refrain from voting any Series B Preference Shares represented by the Depositary Shares evidenced by such Receipts.

Section 4.6 Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.

Upon any change in par or stated value, split-up, combination or any other reclassification of the Series B Preference Shares, subject to the provisions of the Certificate of Designations, or upon any recapitalization, reorganization, merger or consolidation affecting the Company or to which it is a party, the Company may, in its discretion and with the acknowledgement of the Depositary, (i) make such adjustments as are certified by the Company in the fraction of an interest represented by one Depositary Share in one share of Series B Preference Shares and in the ratio of the redemption price per Depositary Share to the Redemption Price (as such term is defined in the Certificate of Designations) per share of Series B Preference Shares, in each case as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of the Series B Preference Shares, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Series B Preference Shares as new deposited securities so received in exchange for or upon conversion or in respect of such Series B Preference Shares. In any such case, the Company may, in its discretion and with the acknowledgement of the Depositary, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Series B Preference Shares or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Series B Preference Shares represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the Series B Preference Shares represented by such Receipts might have been converted or for which such Series B Preference Shares might have been exchanged or surrendered immediately prior to the effective date of such transaction.

Section 4.7 Delivery of Reports.

The Depositary shall furnish to Holders of Receipts any reports and communications received from the Company which are received by the Depositary and which the Company is required to furnish to the holders of the Series B Preference Shares.

Section 4.8 Lists of Receipt Holders.

Reasonably promptly upon request from time to time by the Company, at the sole expense of the Company, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Holders of Receipts.

ARTICLE V

THE DEPOSITARY, THE DEPOSITARY’S

AGENTS, THE REGISTRAR AND THE COMPANY

Section 5.1 Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar.

Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at the Depositary’s Office for the registration and transfer of Receipts, which books at all reasonable times during regular business hours shall be made available for inspection by the Record Holders of Receipts; provided that any such Holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

The Company may appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Series B Preference Shares represented by such Depositary Shares shall be listed on one or more national securities exchanges, the Company will appoint a Registrar for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute registrar appointed by the Company. If the Receipts, Depositary Shares or Series B Preference Shares are listed on one or more other securities exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of the Receipts, Depositary Shares or Series B Preference Shares as may be required by law or applicable securities exchange regulation.

Section 5.2 Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Company.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Company shall incur any liability to any Holder of Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar, by reason of any provision, present or future, of the Company’s memorandum of association, the Certificate of Designations or bye-laws or by reason of any act of God, terrorist acts, pandemics, epidemics, war, or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar or the Company shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar or the Company incur liability to any Holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except as otherwise explicitly set forth in this Deposit Agreement. Neither the Depositary nor any Depositary’s Agent nor any Registrar shall incur any liability to the Company or any other person or entity for any nonperformance or delay resulting from any of the matters set forth in the preceding sentence.

Section 5.3 Obligations of the Depositary, the Depositary’s Agents, the Registrar and the Company.

Neither the Depositary nor any Depositary’s Agent nor any Registrar assumes any obligation or shall be subject to any liability under this Deposit Agreement to Holders of Receipts or any other person or entity other than for its gross negligence, willful misconduct, bad faith or fraud (in each case as determined by a final non-appealable judgment of a court of competent jurisdiction). The Company shall not assume any obligation nor shall be subject to any liability under this Deposit Agreement to Holders of Receipts other than for its negligence, willful misconduct, bad faith or fraud (in each case as determined by a final non-appealable judgment of a court of competent jurisdiction). Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor the Company shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits). Notwithstanding anything contained herein to the contrary, the Depositary’s aggregate liability during any term of this Deposit Agreement with respect to, arising from, or arising in connection with this Deposit Agreement, or from all services provided or omitted to be provided under this Deposit Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amount of fees paid by the Company to the Depositary pursuant to this Deposit Agreement during the twelve (12) months immediately preceding the event for which recovery from the Depositary, but not including reimbursable expenses; provided, however, that the limitation of liability set forth in this sentence shall not apply to any act or omission of the Depositary constituting recklessness, willful misconduct, bad faith, or fraud (in each case as determined by a final non-appealable judgment of a court of competent jurisdiction).

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Series B Preference Shares, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

No provision of this Deposit Agreement shall require the Depositary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it believes that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Depositary nor any Depositary’s Agent nor any Registrar shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Series B Preference Shares for deposit, any Holder of a Receipt or any other person believed by it in the absence of bad faith to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Depositary shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, to the Holders of the Receipts or any other person or entity resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, willful misconduct or bad faith in the selection and continued employment thereof (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Series B Preference Shares or for the manner or effect of any such vote made, as long as any such action or non-action is not taken in bad faith (as determined by a final, non-appealable decision of a court of competent jurisdiction). The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar.

The Depositary, the Depositary’s Agents, and any Registrar may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the Receipts, the Depositary Shares or the Series B Preference Shares nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary shall not be responsible for advancing funds on behalf of the Company and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

In the event the Depositary believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary hereunder, or in the administration of any of the provisions of this Deposit Agreement, the Depositary shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary may, in its sole discretion upon written notice to the Company, refrain from taking any action and shall be fully protected and shall not be liable in any way to the Company, any Holders of Receipts or any other person or entity for refraining from taking such action, unless the Depositary receives written instructions or a certificate signed by the Company which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary or which proves or establishes the applicable matter to the satisfaction of the Depositary.

From time to time, the Company may provide the Depositary with instructions concerning the services performed by the Depositary hereunder. In addition, at any time the Depositary may apply to any officer of the Company for instruction with respect to any matter arising in connection with the services to be performed by the Depositary under this Deposit Agreement. The Depositary and Depositary’s Agents shall not be liable and shall be indemnified by the Company for any action taken or omitted by the Depositary in reliance upon any Company instructions. The Depositary shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.

The Depositary may rely on and be fully authorized and protected in acting or failing to act upon (a) any guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program or other comparable “signature guarantee program” or insurance program in addition to, or in substitution for, the foregoing; or (b) any law, act, regulation or any interpretation of the same even though such law, act, or regulation may thereafter have been altered, changed, amended or repealed.

Section 5.4 Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided, but not later than 30 days of the delivery of such notice to the Company.

Upon the delivery of 30 days’ notice, the Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided, but not later than 30 days from the delivery to the Depositary of such notice.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 30 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus, including with its affiliates, of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 30 days after delivery of such notice, the resigning or removed Depositary or a Record Holder of Receipts may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Series B Preference Shares and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto.

Any successor Depositary shall promptly mail or transmit by such other method approved by such successor Depositary, in its reasonable discretion, or through DTC and in accordance with its procedures, notice of its appointment to the Record Holders of Receipts.

Any entity into or with which the Depositary may be merged, consolidated or converted shall be the successor of the Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or its own name as successor Depositary.

Section 5.5 Corporate Notices and Reports.

The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depositary’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Series B Preference Shares, the Depositary Shares or the Receipts are listed or by the Company’s memorandum of association, the Certificate of Designations or bye-laws, to be furnished to the Record Holders of Receipts. Such transmission will be at the Company’s expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Record Holders of Receipts at the Company’s expense such other documents as may be requested by the Company.

From time-to-time and after the date hereof, the Company agrees that it will perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required by the Depositary for the carrying out or performing by the Depositary of the provisions of this Deposit Agreement.

Section 5.6 Indemnification by the Company.

Notwithstanding Section 5.3 to the contrary, the Company shall indemnify the Depositary, any Depositary’s Agent and any Registrar (including each of their officers, directors, agents and employees) against, and hold each of them harmless from, any loss, damage, cost, penalty, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed, taken or omitted to be taken in connection with this Deposit Agreement and the Receipts by the Depositary, any Registrar or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, including the Depositary’s reliance on any instructions of the Company delivered to the Depositary hereunder, except for any liability arising out of gross negligence, willful misconduct or bad faith (in each case as determined in a final, non-appealable judgment of a court of competent jurisdiction) on the respective parts of any such person or persons. The obligations of the Company set forth in this Section 5.6 shall survive the expiration of the Receipts, termination of this Deposit Agreement and any succession of any Depositary, Registrar or Depositary’s Agent.

Section 5.7 Fees, Charges and Expenses.

The Company agrees promptly to pay the Depositary compensation, in accordance with a fee schedule to be mutually agreed upon, for all services rendered by the Depositary hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) in connection with the services rendered by it (or such agent or Depositary Agent) hereunder. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Series B Preference Shares and the initial issuance of the Depositary Shares, all withdrawals of shares of Series B Preference Shares by owners of Depositary Shares, and any redemption or exchange of the Series B Preference Shares at the option of the Company. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements and shall require Holders of Depositary Shares evidenced by Receipts to pay all other transfer and other taxes and governmental charges. The Depositary shall not have any duty or obligation to take any action under this or any other section of this Deposit Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made. The Depositary shall present its statement for charges and expenses to the Company at such intervals as the Company and the Depositary may agree using the Ariba invoicing system (or using such other system or means of presenting statements for charges and expenses as the Company and the Depositary may mutually agree from time to time hereafter).

Section 5.8 Tax Compliance.

The Depositary, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting, and withholding (including “backup withholding”) requirements imposed by applicable tax laws, regulations, or administrative practice with respect to (i) any payments made with respect to the Depositary Shares or (ii) the issuance, delivery, holding, transfer, redemption, or exercise of rights under the Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent. The Depositary shall comply with any direction received from the Company with respect to the application of such requirements to particular payments or holders or in other particular circumstances and may, for purposes of this Deposit Agreement, rely on any such direction in accordance with the provisions of Section 5.3 hereof. The Depositary shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Company or to its authorized representatives.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1 Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment which shall materially and adversely alter the rights of the Holders of Receipts shall be effective against the Holders of Receipts unless such amendment shall have been approved by the Holders of Receipts representing in the aggregate at least a two-thirds majority of the Depositary Shares then outstanding, provided, that any such amendment effected in order to conform the terms of this Deposit Agreement to the description of the terms of the Depositary Shares and underlying Series B Preference Shares set forth under “Description of the Depositary Shares” and “Description of the Series B Preference Shares” in the prospectus supplement, dated August 16, 2021 related thereto shall be deemed not to materially or adversely alter the rights of the Holders of Receipts. Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Depositary Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.5 and 2.6 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the Holder the Series B Preference Shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange. As a condition precedent to the Depositary’s execution of any amendment, the Company shall deliver to the Depositary a certificate from a duly authorized officer of the Company that states that the proposed amendment is in compliance with the terms of this Section 6.1. No supplement or amendment to this Agreement shall be effective unless duly executed by the Depositary.

Section 6.2 Termination.

This Deposit Agreement may be terminated by the Company or the Depositary only if (i) all outstanding Depositary Shares issued hereunder have been redeemed pursuant to Section 2.8, (ii) there shall have been made a final distribution in respect of the Series B Preference Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the Holders of Receipts representing Depositary Shares pursuant to Section 4.1 or 4.2, as applicable, (iii) upon the consent of Holders of Receipts representing in the aggregate not less than two-thirds of the Depositary Shares outstanding. or (iv) at any time by any party upon a material breach of a representation, covenant or term of this Deposit Agreement by any other party which is not cured within a period not to exceed thirty (30) days after the date of written notice thereof by one of the other parties.

Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Sections 5.6 and 5.7 (including as to any services of the Depositary, any Depositary’s Agent and any Registrar that are necessary following and in connection with the termination of this Deposit Agreement); provided further that Sections 5.2, 5.3, 5.6, 7.4, 7.7 and 7.10 shall survive the termination of this Deposit Agreement and any succession of any Depositary, Registrar or Depositary’s Agent.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Counterparts.

This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. A signature to this Deposit Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 7.2 Exclusive Benefit of Parties.

This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

Section 7.3 Invalidity of Provisions.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby; provided, however, that if such excluded provision shall affect the rights, immunities, liabilities, duties or obligations of the Depositary, the Depositary shall be entitled to resign upon 30 days written notice provided to the Company.

Section 7.4 Notices.

Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, overnight delivery or by telegram or facsimile transmission or electronic mail, confirmed by letter, addressed to the Company at

Textainer Group Holdings Limited

c/o Textainer Equipment Management (US) Limited

650 California Street, 16th Floor

San Francisco, California, 94108

Attention: Daniel Cohen

Facsimile No.: 415.434.0599

Email Address: dwc@textainer.com

or at any other addresses of which the Company shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, overnight delivery or by facsimile transmission confirmed by letter, addressed to the Depositary at the Depositary’s Office at

Computershare Trust Company, N.A.

150 Royall Street

Canton, Massachusetts 02021

Attention: General Counsel

Facsimile No.: 781.575.4210

or at any other address of which the Depositary shall have notified the Company in writing.

Except as otherwise provided herein, any and all notices to be given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally transmitted through the facilities of DTC in accordance with DTC procedures or delivered or sent by mail, facsimile transmission or confirmed by letter, addressed to such Record Holder at the address of such Record Holder as it appears on the books of the Depositary, or if such Holder shall have timely filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request. Delivery of a notice sent by mail or by facsimile transmission as provided in the previous sentence shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post office letter box; provided, that the Depositary or the Company may, however, act upon any facsimile transmission received by it from the other or from any Holder of a Receipt, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

Notwithstanding anything to the contrary in this Deposit Agreement, if Depository Shares are held in book-entry form through DTC, any notices to holders of Receipts may be given to such holders in any manner permitted by DTC.

Section 7.5 Depositary’s Agents.

The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Company of any such action.

Section 7.6 Appointment of Registrar, Transfer Agent, Dividend Disbursing Agent and Redemption Agent in Respect of the Series B Preference Shares.

Unless otherwise set forth on the Officer’s Certificate delivered pursuant to Section 2.2 hereof, the Company hereby appoints Computershare as registrar, transfer agent, redemption agent dividend disbursing agent in respect of the Receipts and Series B Preference Shares deposited with the Depositary hereunder, and Computershare hereby accept such appointments. With respect to the appointments of Computershare as registrar, transfer agent, redemption agent and dividend disbursement agent in respect of the Receipts and Series B Preference Shares, Computershare, in their respective capacity under such appointment, shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision.

Section 7.7 Governing Law.

This Deposit Agreement and the Receipts of each series and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable conflicts of law principles.

Section 7.8 Inspection of Deposit Agreement.

Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary’s Agents and shall be made available for inspection during business hours upon reasonable notice to the Depositary by any Holder of a Receipt.

Section 7.9 Headings.

The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

Section 7.10 Confidentiality.

The Depositary and the Company agree that all books, records, information and data pertaining to the business of the other party, including, inter alia, personal, non-public Holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Deposit Agreement, shall remain confidential, and shall not be voluntarily disclosed to any other person. However, each party may disclose relevant aspects of the other party’s confidential information to its officers, affiliates, agents, subcontractors and employees, each bound by obligations of confidentiality consistent with this Deposit Agreement, to the extent reasonably necessary to perform its duties and obligations under this Agreement and such disclosure is not prohibited by applicable law; provided that the party disclosing the other party’s confidential information to any other person shall remain liable to the other party for any breach of the confidentiality by any such other person.

Section 7.11 Holders of Receipts Are Parties.

The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

IN WITNESS WHEREOF, the Company and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

TEXTAINER GROUP HOLDINGS LIMITED

By:	/s/ Michael Chan

Name:	Michael Chan
Title:	Executive Vice President & Chief Financial Officer

COMPUTERSHARE INC.

By:	/s/ Kathy Heagerty

Name:	Kathy Heagerty
Title:	Manager, Client Management

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Kathy Heagerty

Name:	Kathy Heagerty
Title:	Manager, Client Management

Signature Page to Deposit Agreement

EXHIBIT A

FORM OF RECEIPT

Please see attached.

THE DEPOSITARY SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO TEXTAINER GROUP HOLDINGS LIMITED OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

DEPOSITARY SHARES

DR –

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, EACH

REPRESENTING ONE-THOUSANDTH OF ONE SHARE OF

6.250% SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERENCE SHARES,

OF

TEXTAINER GROUP HOLDINGS LIMITED

CUSIP 88314W303

SEE REVERSE FOR CERTAIN DEFINITIONS

Computershare Inc., a Delaware corporation, and Computershare Trust Company, N.A., a national banking association, acting jointly as Depositary (the “Depositary”), hereby certifies that CEDE & Co. is the registered owner of [    ] ([    ]) DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing one-thousandth of one share of 6.250% Series B Cumulative Redeemable Perpetual Preference Shares, liquidation preference $25,000 per share, par value $0.01 per share (the “Series B Preference Shares”), of Textainer Group Holdings Limited, a Bermuda exempted company limited by shares (the “Company”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of August 23, 2021 (the “Deposit Agreement”), among the Company, the Depositary, and the holders from time to time of the Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by either the manual or facsimile signature of a duly authorized officer. To the extent a Registrar (other than the Depositary) is also appointed, such Registrar may countersign by either the manual or facsimile signature of a duly authorized officer thereof.

Dated: [date]

Computershare Inc. and Computershare Trust Company, N.A., acting jointly as Depositary

By:

Authorized Officer

(REVERSE OF RECEIPT)

TEXTAINER GROUP HOLDINGS LIMITED

TEXTAINER GROUP HOLDINGS LIMITED WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE 6.250% SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERENCE SHARES OF TEXTAINER GROUP HOLDINGS LIMITED. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

The Company will furnish without charge to each receipt holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Company or to the Registrar.

EXPLANATION OF ABBREVIATIONS

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties
TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word
ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph
AGMT	Agreement	FBO	For the benefit of	PL	Public Law
ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of
CH	Chapter	GDN	Guardian(s)	U	Under
CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement
DEC	Declaration	MIN	Minor(s)	UW	Under will of, Of will of, Under last will & testament
EST	Estate, of Estate of

For value received,	hereby sell(s), assign(s) and transfer(s) unto

(INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE)

(PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP
CODE OF ASSIGNEE) Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint
Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated:

Signature:

Signature:

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt, in every particular, without alteration or enlargement, or any change whatsoever.

SIGNATURE GUARANTEED

NOTICE: If applicable, the signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

EXHIBIT B

CERTIFICATE OF DESIGNATIONS

[See attached]

CERTIFICATE OF DESIGNATIONS

of

6.250% SERIES B CUMULATIVE REDEEMABLE PERPETUAL PREFERENCE SHARES

of

TEXTAINER GROUP HOLDINGS LIMITED

Textainer Group Holdings Limited, a Bermuda exempted company limited by shares (the “Company”), HEREBY CERTIFIES that, pursuant to the authority contained in its bye-laws (as amended and restated from time to time, the “Bye-Laws”) and to resolutions of the board of directors of the Company (the “Board of Directors”) adopted on August 9, 2021 and the pricing committee of the Board adopted August 16, 2021, the creation of the series of 6.250% Series B Cumulative Redeemable Perpetual Preference Shares, par value $0.01 per share, with a $25,000 liquidation preference per share (the “Series B Preference Shares”), was authorized and the designation, preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Series B Preference Shares, in addition to those set forth in the Memorandum of Association and the Bye-Laws of the Company, were fixed as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “6.250% Series B Cumulative Redeemable Perpetual Preference Shares” (the “Series B Preference Shares”) and the number of shares constituting the Series B Preference Shares shall be 6,000 and such shares shall have a liquidation preference of $25,000 per share. Each Series B Preference Share shall be identical in all respects to every other Series B Preference Share. Series B Preference Shares shall be dated the date of issue, which date shall be referred to herein as the “original issue date.” Series B Preference Shares that are redeemed, purchased or otherwise acquired by the Company shall have the status of authorized but unissued shares of the Company, without designation as to class or series. Each Series B Preference Share is perpetual, has no maturity date and is not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions.

Section 2. Definitions. The following terms used herein shall be defined as set forth below:

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in The City of New York are not authorized by law to close.

“Change of Control” means the occurrence of either of the following after the original issue date of the Series B Preference Shares:

(1)

the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); or

(2)

the consummation of any transaction (including, without limitation, any merger, amalgamation, consolidation or business combination), the result of which is that any person (as defined above), becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of the Company, measured by voting power rather than percentage of interests.

“Change of Control Conversion Right” means the right of a holder of Series B Preference Shares to convert some or all of the Series B Preference Shares held by such holder on the Change of Control Conversion Date into a number of Common Shares (or Alternative Conversion Consideration, as applicable) per Series B Preference Share.

“Change of Control Conversion Date” means the date fixed by the Board of Directors, in its sole discretion, as the date the Series B Preference Shares are to be converted, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which the Company provides the notice of a Change of Control to holders of the Series B Preference Shares.

“Common Shares” means the common shares of the Company, $0.01 par value per share.

“Common Share Price” means (i) the amount of cash consideration per Common Share, if the consideration to be received in the Change of Control by the holders of the Common Shares is solely cash; and (ii) the average of the closing prices for the Common Shares on the NYSE for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of Common Shares is other than solely cash.

“Companies Act” means the Companies Act 1981 of Bermuda, as amended.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Depositary Shares” means the depositary shares, each representing a one thousandth (1/1,000th) interest in a share of the Series B Preference Shares, evidenced by depositary receipts.

“Dividend Payment Date” shall have the meaning specified in Section 4(B).

“Dividend Period” is the period from and including a Dividend Payment Date to, but excluding, the next succeeding Dividend Payment Date, except that the initial Dividend Period will commence on and include the original issue date of the Series B Preference Shares.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Memorandum of Association” means the memorandum of association of the Company, as it may be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preference Shares” means the Company’s 7.000% Series A Cumulative Redeemable Perpetual Preference Shares, par value $0.01 per share, with a $25,000 liquidation preference per share

“Transfer Agent” means Computershare Inc. or an affiliate, as transfer agent, registrar and dividend disbursing agent, or any successor transfer agent appointed by the Company.

“Voting Preference Shares” means any other class or series of the Company’s preference shares, including the Series A Preference Shares, ranking equally with the Series B Preference Shares as to dividends and the distribution of assets upon the liquidation, dissolution or winding-up of the Company’s affairs and upon which like voting rights have been conferred and are exercisable.

Section 3. Ranking. The Series B Preference Shares shall rank, with respect to the payment of dividends and distributions upon the liquidation, dissolution or winding-up of the Company’s affairs:

(A) senior to the Common Shares and to any other class or series of the Company’s shares established after the original issue date of the Series B Preference Shares that is not expressly made senior to, or on parity with, the Series B Preference Shares as to the payment of dividends or amounts payable on a liquidation, dissolution or winding-up of the Company’s affairs (collectively, including the Common Shares, “Junior Securities”);

(B) on a parity with the Series A Preference Shares and any other class or series of the Company’s shares established after the original issue date of the Series B Preference Shares that is expressly made on parity with the Series B Preference Shares as to the payment of dividends or amounts payable on a liquidation, dissolution or winding-up of the Company’s affairs (the “Parity Securities”);

(C) junior to any class or series of the Company’s shares established after the original issue date of the Series B Preference Shares that is expressly made senior to the Series B Preference Shares as to the payment of dividends or amounts payable on a liquidation, dissolution or winding-up of the Company’s affairs (the “Senior Securities”);

(D) junior to all of the Company’s existing and future indebtedness (including indebtedness outstanding under the Company’s credit facilities and unsecured senior notes) and other liabilities with respect to assets available to satisfy claims against the Company; and

(E) structurally subordinated to existing and future indebtedness and other liabilities of the Company’s subsidiaries and future preference shares of the Company’s subsidiaries.

The Company may issue Parity Securities, Junior Securities and Senior Securities at any time and from time to time in one or more series without the consent of the holders of the Series B Preference Shares. Parity Securities with respect to the Series B Preference Shares include the Series A Preference Shares and may include other series of our preference shares that have different dividend rates, redemption or conversion features, mechanics, dividend periods, dividend rights, payment dates or record dates than the Series B Preference Shares.

Section 4. Dividends and Distributions.

(A) Holders of Series B Preference Shares will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of legally available funds for such purpose, cumulative quarterly cash dividends on each Dividend Payment Date. Dividends, if declared, will be payable out of amounts legally available for the payment of dividends at a rate per annum of 6.250% of the $25,000 liquidation preference per share. Dividends on the Series B Preference Shares will accumulate daily and be cumulative from, and including, the date of original issuance of the Series B Preference Shares. In the event that the Company issues additional Series B Preference Shares after the original issue date, dividends on such shares may accrue from the original issue date or any other date the Company specifies at the time such additional shares are issued. Under Bermuda law, a company shall not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (a) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (b) the realizable value of the company’s assets would thereby be less than its liabilities.

(B) If declared by the Board of Directors or a duly authorized committee of the Board of Directors, the Company shall pay dividends on the Series B Preference Shares quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2021, each such date being referred to herein as a “Dividend Payment Date”; provided, however, that if any scheduled Dividend Payment Date is not a Business Day, then the payment will be made on the next succeeding Business Day and no additional dividends or interest will accumulate as a result of that postponement. If the Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend (or declares less than full dividends) payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend (or any portion of such dividend not declared) shall accumulate and an amount equal to such accumulated dividend (or such undeclared portion thereof) shall become payable out of funds legally available therefor upon the liquidation, dissolution or winding-up of the Company’s affairs (or earlier redemption of such Series B Preference Shares), to the extent not paid prior to such liquidation, dissolution or winding-up or earlier redemption. No interest, or sum of money in lieu of interest, will be payable on any dividend payment that may be in arrears on the Series B Preference Shares.

(C) Dividends will be payable with respect to the dividend period (or portion thereof) ending on the day preceding such Dividend Payment Date to holders of record of the Series B Preference Shares as they appear on the Company’s books on the applicable record date, which shall be the 15th calendar day preceding the applicable Dividend Payment Date or such other record date not exceeding 60 calendar days nor less than 10 calendar days before the applicable Dividend Payment Date as shall be fixed for that purpose by the Board of Directors (or a duly authorized committee of the Board of Directors), except that in the case of payments of dividends in arrears, the record date with respect to a Dividend Payment Date will be such date as may be designated by the Board of Directors or any duly authorized committee of the Board of Directors. Dividend record dates will apply regardless of whether a particular dividend record date is a Business Day.

(D) No dividends on the Series B Preference Shares shall be authorized by the Board of Directors or paid or set apart for payment by the Company at any time when the payment thereof would be unlawful under the laws of Bermuda, or when the terms and provisions of any agreement of the Company, including any agreement relating to the Company’s indebtedness (the “Limiting Documents”), prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the Limiting Documents or a default under the Limiting Documents, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

(E) Dividends payable on the Series B Preference Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series B Preference Shares called for redemption will cease to accumulate on the redemption date, unless the Company defaults in the payment of the redemption price of the Series B Preference Shares called for redemption.

(F) Dividends on the Series B Preference Shares will be cumulative (i) whether or not the Company has earnings, (ii) whether or not there are funds legally available for the payment of such dividends, (iii) whether or not such dividends are authorized or declared and (iv) whether or not any of the Company’s agreements prohibit the current payment of dividends, including any agreement relating to the Company’s indebtedness.

(G) The Company will not declare or pay, or set aside for payment, full dividends on the Series B Preference Shares or any Parity Securities for any Dividend Period unless full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Series B Preference Shares and any Parity Securities through the most recently completed dividend period for each such security. To the extent dividends will not be paid in full on the Series B Preference Shares on any Dividend Payment Date, the Company will take appropriate action to ensure that all dividends declared and paid upon the Series B Preference Shares and any Parity Securities will be reduced, declared and paid on a pro rata basis on their respective payment dates pursuant to subsection (K) below.

(H) During any Dividend Period, so long as any Series B Preference Shares remain outstanding, unless the full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Series B Preference Shares and any Parity Securities through the most recently completed Dividend Period for each such security:

(i) The Company will not declare, or pay or set aside for payment, dividends on any Junior Securities (other than a dividend payable solely in Junior Securities); and

(ii) The Company may not repurchase, redeem or otherwise acquire for consideration, directly or indirectly, in whole or in part, any Junior Securities other than (a) purchases, redemptions or other acquisitions of shares of Junior Securities pursuant to any employment contract, dividend reinvestment and stock purchase plan, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors, (b) as a result of a reclassification of Junior Securities for or into other Junior Securities, (c) the exchange or conversion of one share of Junior Security for or into another share of such Junior Securities, or (d) through the use of the proceeds of a substantially contemporaneous sale of Junior Securities.

(I) The Series B Preference Shares will rank junior as to payment of dividends to any class or series of Senior Securities that the Company may issue in the future. If at any time the Company has failed to pay, on the applicable payment date, accumulated dividends on any class or series of Senior Securities, the Company may not pay any dividends on the issued and outstanding Series B Preference Shares or redeem or otherwise repurchase any Series B Preference Shares until the Company has paid or set aside for payment the full amount of the unpaid dividends on the Senior Securities that must, under the terms of such securities, be paid before the Company may pay dividends on, or redeem or repurchase, the Series B Preference Shares.

(J) To the extent dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series B Preference Shares or any Parity Securities on any Dividend Payment Date (or, in the case of Parity Securities having dividend payment dates different from the dividend payment dates pertaining to the Series B Preference Shares, on a dividend payment date falling within the related dividend period for the Series B

Preference Shares), all dividends declared on the Series B Preference Shares and all such Parity Securities and payable on such Dividend Payment Date (or, in the case of such Parity Securities having dividend payment dates different from the dividend payment dates pertaining to the Series B Preference Shares, on a dividend payment date falling within the related dividend period for the Series B Preference Shares) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accumulated but unpaid dividends on the Series B Preference Shares and all such Parity Securities payable on such Dividend Payment Date (or, in the case of such Parity Securities having dividend payment dates different from the dividend payment dates pertaining to the Series B Preference Shares, on a dividend payment date falling within the related dividend period for the Series B Preference Shares) bear to each other.

(K) Subject to the foregoing, dividends (payable in cash, shares or otherwise) may be determined by the Board of Directors (or a duly authorized committee of the Board of Directors) and may be declared and paid on the Common Shares and any shares ranking, as to dividends, equally with or junior to the Series B Preference Shares from time to time out of any funds legally available for such payment, and the Series B Preference Shares shall not be entitled to participate in any such dividend.

(L) So long as the Series B Preference Shares are held of record by the nominee of the Securities Depository (as defined below), declared dividends will be paid to the Securities Depository in same-day funds on each Dividend Payment Date. The Securities Depository will credit accounts of its participants in accordance with the Securities Depository’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series B Preference Shares in accordance with the instructions of such beneficial owners.

Section 5. Voting Rights.

(A) General. Except as provided below or as expressly required by Bermuda or other applicable law, the holders of the Series B Preference Shares shall not have any voting, consent or approval rights.

(B) Right to Elect Two Directors Upon Nonpayment.

(i) Whenever dividends in respect of any Series B Preference Shares shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment event”), the holders of the Series B Preference Shares, voting together as a single class with holders of any and all other series of Voting Preference Shares then issued and outstanding, will be entitled to vote for the election of a total of two additional members of the Board of Directors (the “preference shares directors”), provided that the election of any such directors shall not cause the Company to violate the Bye-Laws or corporate governance requirements of the SEC or the NYSE (or any other exchange on which the Company’s securities may be listed or quoted) that listed or quoted companies must have a majority of independent directors. In such case, the Company will use its best efforts to increase the number of directors constituting the Board of Directors to the extent necessary to effectuate such right and, if necessary, to amend the Bye-Laws. Each preference shares director will be added to an already existing class of directors.

(ii) If and when full cumulative dividends payable on the Series B Preference Shares through the most recently completed dividend period shall have been fully paid, the holders of the Series B Preference Shares shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of Voting Preference Shares have terminated, the term of office of each preference shares director so elected shall terminate and the number of directors on the Board of Directors shall automatically decrease by two.

(iii) Any preference shares director may be removed at any time without cause by the holders of record of a majority of the aggregate issued and outstanding Series B Preference Shares and any other Voting Preference Shares then issued and outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preference shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preference shares director remaining in office, or if none remain in office, by a vote of the holders of record of a majority of the issued and outstanding Series B Preference

Shares and any other Voting Preference Shares then issued and outstanding (voting together as a single class) when they have the voting rights described above. Any vote of holders of Voting Preference Shares to remove, or to fill a vacancy in the office of, a preference shares director may be taken only at a special general meeting of such holders, called as provided above for an initial election of preference shares director after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the Company’s shareholders, in which event such election shall be held at such next annual or special general meeting of shareholders). The preference shares directors shall each be entitled to one vote per director on any matter. Each preference shares director elected at any special general meeting of shareholders or by written consent of the other preference shares director shall hold office until the next annual general meeting of the Company’s shareholders if such office shall not have previously terminated as above provided.

(C) Other Voting Rights.

(i) The Companies Act provides the right to vote in respect of an amalgamation or merger for all shares of a Bermuda incorporated company whether or not such shares otherwise carry the right to vote. As a result, subject to any variation of rights attaching to a class of shares as a result of the amalgamation or merger, the Series B Preference Shares, along with the Common Shares, the Series A Preference Shares and any other class or series of share capital, would have the right to vote together on an amalgamation or merger if a vote in connection with such a transaction is required under the Companies Act.

(ii) Subject to the Companies Act 1981 of Bermuda, as amended, none of the special rights attached to the Series B Preference Shares may be altered or abrogated by any amendment to the Bye-Laws or this Certificate of Designations without (i) the consent in writing of the holders of not less than three-quarters of the issued Series B Preference Shares or (ii) with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the Series B Preference Shares at a separate general meeting in accordance with Section 47(7) of the Companies Act. The necessary quorum requirements for the separate general meeting are two or more persons at least holding or representing by proxy one-third of the aggregate issued and outstanding Series B Preference Shares. The Bye-Laws provide that rights conferred upon the holders of the capital shares of any class (including the Series B Preference Shares) issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. The Companies Act provides that in certain circumstances, non-voting shares have the right to vote (for example without limitation, converting a limited liability company to unlimited liability company, discontinuance of a company from Bermuda, or a merger or amalgamation pursuant to the Companies Act or conversion of preference shares into redeemable preference shares).

(iii) On any item on which the holders of the Series B Preference Shares are entitled to vote, such holders will be entitled to one vote for each Series B Preference Share held, subject to the voting cutbacks described above.

(iv) Without the consent of the holders of the Series B Preference Shares, so long as such action does not materially and adversely affect the special rights, preferences, privileges and voting powers of the Series B Preference Shares, taken as a whole, the Board of Directors may, by resolution, amend, alter, supplement or repeal any terms of the Series B Preference Shares (a) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations for the Series B Preference Shares that may be defective or inconsistent; or (b) to make any provision with respect to matters or questions arising with respect to the Series B Preference Shares that is not inconsistent with the provisions of this Certificate of Designations; provided that any such amendment, alteration, supplement or repeal of any terms of the Series B Preference Shares effected in order to conform the terms thereof to the description of the terms of the Series B Preference Shares set forth under “Description of the Series B Preference Shares” in the prospectus supplement shall be deemed not to materially and adversely affect the special rights, preferences, privileges and voting powers of the Series B Preference Shares, taken as a whole.

(D) The foregoing voting provisions will not apply with respect to the Series B Preference Shares if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all issued and outstanding Series B Preference Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by the Company for the benefit of the holders of Series B Preference Shares to effect such redemption.

Section 6. Reacquired Shares. Any Series B Preference Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued preference shares and may be reissued as part of a new series of preference shares subject to the conditions and restrictions on issuance set forth herein, in the Memorandum of Association, Bye-Laws or in any other certificate of designations creating a series of preference shares or any similar shares or as otherwise required by law.

Section 7. Liquidation, Dissolution or Winding-Up.

(A) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company’s affairs, holders of Series B Preference Shares and any Parity Securities are entitled to receive out of assets of the Company legally available for distribution to shareholders, after satisfaction of liabilities and obligations to creditors, if any, and subject to the rights of holders of any Senior Securities in respect of distributions upon liquidation, dissolution or winding-up of the Company’s affairs, and before any distribution of assets is made to or set aside for holders of Common Shares or any other Junior Securities, a liquidating distribution in the amount of $25,000 per share. Any accumulated and unpaid dividends on the Series B Preference Shares and Parity Securities will be paid prior to any distributions in liquidation plus all accumulated and unpaid dividends (whether or not declared). Holders of Series B Preference Shares will not be entitled to any other amounts from the Company after they have received their full liquidation preference.

(B) In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences in full to all holders of the Series B Preference Shares and all holders of any Parity Securities, the amounts paid to the holders of Series B Preference Shares and to the holders of any Parity Securities will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preference shares means the amount payable to such holder in such distribution (assuming no limitation on the Company’s assets available for such distribution), including any unpaid, accumulated dividends, whether or not declared (and, in the case of any Parity Securities on which dividends accumulate on a non-cumulative basis, an amount equal to any declared but unpaid dividends, as applicable). If the liquidation preference has been paid in full to all holders of the Series B Preference Shares and any holders of Parity Securities, the holders of the Junior Securities shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

(C) For purpose of this Section 7, neither the merger, amalgamation or consolidation of the Company into or with any other corporation, including a merger, amalgamation or consolidation in which the holders of Series B Preference Shares receive cash, securities or other property for their shares, nor a sale, transfer or lease of all or part of the Company’s assets, will be deemed a liquidation, dissolution or winding-up of the Company’s affairs.

Section 8. Conversion Rights.

(A) Except as set forth herein the Series B Preference Shares shall not be convertible into any other class of the Company’s capital shares.

(B) Upon the occurrence of a Change of Control, each holder of Depositary Shares representing interests in the Series B Preference Shares will have the right (unless the Company has provided notice of its election to redeem the Series B Preference Shares pursuant to Section 10) to direct the depositary on such holder’s behalf to convert some or all of such holder’s interest in the Series B Preference Shares represented by the Depositary Shares held by such holder on the Change of Control Conversion Date into a number of Common Shares equal (the “Preference Shares Conversion Consideration”) to the lesser of:

(i) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Depositary Share plus the amount of any accumulated and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preference Shares dividend payment and prior to the corresponding Series B Preference Shares dividend payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Share Price, and

(ii) 1.4192, which is the quotient obtained by dividing (i) the $25.00 liquidation preference per Depositary Share by (ii) one-half of the closing price of the Common Shares on the NYSE on August 13, 2021, subject, in each case, to certain adjustments and provisions for the receipt of any Alternative Conversion Consideration (as defined below) and splits, combinations and distributions in the form of equity issuances.

(C) In the case of a Change of Control pursuant to which the Common Shares will be converted into cash, securities or other property or assets (including any combination thereof), a holder of Series B Preference Shares electing to exercise its Change of Control Conversion Right will receive upon conversion of such Series B Preference Shares elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of Common Shares equal to the Preference Shares Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”); provided, however, that if the holders of Common Shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series B Preference Shares electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of Common Shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of Common Shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

(D) The Company will not issue fractional Common Shares upon the conversion of the Series B Preference Shares. Instead, the Company will pay the cash value of such fractional Common Shares.

(E) If the Company provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption rights, holders of Series B Preference Shares will not have any right to convert the Series B Preference Shares that the Company has elected to redeem and any Series B Preference Shares subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

(F) Within five days following the expiration of the Change of Control Redemption Period (or, if the Company waives its right to redeem the Series B Preference Shares prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), the Company will provide to the holders of the Series B Preference Shares written notice of the occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the date on which the Change of Control Redemption Period expired or was waived;

•	the last date on which the holders of Series B Preference Shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series B Preference Shares; and

•	the procedure that the holders of Series B Preference Shares must follow to exercise the Change of Control Conversion Right.

The Company will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on its website, in any event prior to the opening of business on the first Business Day following any date on which the Company provides the notice described above to the holders of Series B Preference Shares.

(G) Holders of Series B Preference Shares that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify the Company of the number of Series B Preference Shares to be converted and otherwise to comply with any applicable procedures contained in the notice described above or otherwise required by the Transfer Agent for effecting the conversion.

(H) Notwithstanding the foregoing, the holders of Series B Preference Shares will not have a conversion right upon a Change of Control if (i) the acquiror has shares listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ, and (ii) the Series B Preference Shares remain continuously listed or quoted on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

Section 9. No Preemptive Rights. The holders of Series B Preference Shares will have no preemptive rights with respect to any shares of the Company or any of its other securities convertible into or carrying rights or options to purchase or otherwise acquire any such shares or any interest therein, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 10. Redemption.

(A) No Redemption by Holder. Holders of Series B Preference Shares shall have no right to require the redemption or repurchase of any Series B Preference Shares.

(B) Optional Redemption. The Company, at its option, may, upon notice given as provided in Section 10(D), redeem the Series B Preference Shares, in whole or in part, from time to time on any Dividend Payment Date on or after December 15, 2026 at a redemption price per share equal to $25,000 per Series B Preference Share plus an amount equal to all accumulated and unpaid dividends thereon to, but not including, the date of redemption, whether or not declared.

(C) Optional Redemption upon a Change of Control. Upon the occurrence of a Change of Control, the Company may, at its option, redeem the Series B Preference Shares in whole or in part within 120 days after the first date on which such Change of Control occurred (the “Change of Control Redemption Period”), at a redemption price equal to $25,000 per Series B Preference Share, plus all accumulated and unpaid distributions to, but not including, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date, the Company exercises its right to redeem the Series B Preference Shares as described in the immediately preceding sentence or in Section 10(B) above, holders of the Series B Preference Shares the Company has elected to redeem will not have the conversion right described in Section 8. Any cash payment to holders of Series B Preference Shares will be subject to the limitations contained in any agreements governing the Company’s indebtedness.

(D) Redemption Procedure. If Series B Preference Shares are to be redeemed, the notice of redemption shall be given by first class mail, postage prepaid, or otherwise transmitted by an authorized method to the holders of any Series B Preference Shares to be redeemed as such holders’ names appear on the share transfer books maintained by the Transfer Agent at the address of such holders shown therein mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series B Preference Shares are held in book-entry form through DTC, the Company may give such notice in any manner permitted by DTC). Each notice of redemption shall include a statement stating: (i) the redemption date; (ii) the number of Series B Preference Shares to be redeemed and, if fewer than all issued and outstanding shares held by the holder of Series B Preference Shares are to be redeemed, the number of Series B Preference Shares to be redeemed from the holder; (iii) the redemption price; (iv) the place or places where the certificates, if any, evidencing Series B Preference Shares are to be surrendered for payment of the redemption price; and (v) that dividends on the Series B Preference Shares to be redeemed will cease to accumulate from and after such redemption date.

(E) Effectiveness of Redemption. If notice of redemption of any Series B Preference Shares has been given and if, on or prior to the redemption date specified in such notice, the funds necessary for such redemption have been set aside by the Company for the benefit of the holders of any Series B Preference Shares so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such Series B Preference Shares, such Series B Preference Shares shall no longer be deemed issued and outstanding and all rights of the holders of such Series B Preference Shares will terminate, except the right to receive the redemption price, without interest.

(F) Partial Redemption. If fewer than all of the issued and outstanding Series B Preference Shares are to be redeemed, the number of Series B Preference Shares to be redeemed shall be selected either pro rata or by lot (or, in the event the Series B Preference Shares is in the form of global securities (as defined herein), in accordance with the applicable procedures of DTC in compliance with then-applicable rules of the NYSE). So long as all Series B Preference Shares are held of record by the nominee of DTC, the Company will give notice, or cause notice to be given, to DTC of the number of Series B Preference Shares to be redeemed, and DTC will determine the number of Series B Preference Shares to be redeemed from the account of each of its participants holding such shares in its participant account. Thereafter, each participant will select the number of shares to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series B Preference Shares for its own account). A participant may determine to redeem Series B Preference Shares from some beneficial owners (including the participant itself) without redeeming Series B Preference Shares from the accounts of other beneficial owners. Any Series B Preference Shares not redeemed will remain issued and outstanding and entitled to all the rights and preferences of the Series B Preference Shares under this Certificate of Designations.

Section 11. Record Holders. To the fullest extent permitted by applicable law, the Company and the Transfer Agent for the Series B Preference Shares may deem and treat the record holder of any Series B Preference Share as the true and lawful owner thereof for all purposes, and neither the Company nor such Transfer Agent shall be affected by any notice to the contrary.

Section 12. No Other Rights. The Series B Preference Shares shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Memorandum of Association and the Bye-Laws or as provided by applicable law.

Section 13. Governing Law. This Certificate of Designation and the Series B Preference Shares shall be governed by and construed in accordance with the laws of Bermuda.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Company by its Executive Vice President and Chief Financial Officer this 23rd day of August, 2021.

By:	/s/ Michael Chan
Name:	Michael Chan
Its:	Executive Vice President and Chief Financial Officer

[ Signature page to Certificate of Designations ]

EXHIBIT C

FORM OF OFFICER’S CERTIFICATE

I, [name]                , [title]                 of Textainer Group Holdings Limited (the “Company”), hereby certify that pursuant to the terms of the Certificate of Designations properly executed on August 23, 2021 (the “Certificate of Designations”), and pursuant to resolutions by unanimous written consent of the Board of Directors of the Company (the “Board”) on August 9, 2021 and of the pricing committee of the Board on August 16, 2021, the Company has established the 6.250% Series B Cumulative Redeemable Perpetual Preference Shares, $0.01 par value, with a liquidation preference of $25,000 per share, which the Company desires to deposit with the Depositary for the purposes of being subject to the terms and conditions of the Deposit Agreement, dated as of August 23, 2021, by and among the Company, Computershare Trust Company, N.A. and Computershare Inc., jointly as Depositary, and the holders from time to time of the Receipts (the “Deposit Agreement”). In connection therewith, the Board of Directors or a duly authorized committee thereof has authorized the terms and conditions with respect to the Series B Preference Shares as described in the Certificate of Designations attached as Annex A hereto. Any terms of the Series B Preference Shares that are not so described in the Certificate of Designations and any terms of the Receipts representing such Series B Preference Shares that are not described in the Deposit Agreement are described below:

Aggregate Number of shares of Series B Preference Shares issued on the day hereof:

CUSIP Number for Receipt:

Denomination of Depositary Share per share of Series B Preference Shares (if different than 1/1,000th of a share of Series B Preference Shares):

Redemption Provisions (if different than as set forth in the Deposit Agreement):

Name of Global Receipt Depositary:

Name of Registrar with Respect to the Receipts (if other than Computershare Inc.):

Name of Registrar, Transfer Agent and Redemption Agent with Respect to the Series B Preference Shares (if other than Computershare Inc.):

Name of Dividend Disbursing Agent with Respect to the Series B Preference Shares (if other than Computershare Inc.):

Special terms and conditions:

Closing date:

All capitalized terms used but not defined herein shall have such meaning as ascribed thereto in the Deposit Agreement.

Date: [●], 2021

By:

Name:
Title:

C-1